                                                                    EXHIBIT 99.1


INDEPENDENT
BANK CORP.
Parent of Rockland Trust Company

STOCKHOLDER RELATIONS                                               NEWS RELEASE
--------------------------------------------------------------------------------
288 Union Street, Rockland, MA 02370                                Contact:

                                                                Chris Oddleifson
                                                                   President and
                                                         Chief Executive Officer
                                                                  (781) 982-6660

                                                                Denis K. Sheahan
                                                         Chief Financial Officer
                                                                  (781) 982-6341



           INDEPENDENT BANK CORP. ANNOUNCES THIRD QUARTER 2004 RESULTS

      Rockland, Massachusetts (October 14, 2004). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced that net income for the quarter ended September 30, 2004 was $8.3 million and that diluted earnings per share for the quarter were $0.54. For the nine months ended September 30, 2004, net income was $21.6 million and diluted earnings per share were $1.44. The Company had strong growth across all balance sheet categories during the first three quarters of 2004, highlighted by total loan growth of $296.4 million, or 18.7%, and total deposit growth of $347.7 million, or 19.5%, from December 31, 2003.

      As previously announced, Independent Bank Corp. acquired Falmouth Bancorp, Inc. ("Falmouth") on July 16, 2004. This acquisition accounted for increases in many balance sheet items as discussed below.

      Comparing the third quarter of 2004 to the same period last year, net interest income increased $915,000, or 3.8%, while net interest income for the nine months ended September 30, 2004 decreased $647,000, or (0.9)%, from the nine months ended September 30, 2003. The net interest margin for the three and nine month periods ended September 30, 2004 was 3.88% and 3.95%, respectively, as compared to 4.37% and 4.45%, for the comparable periods last year.

      The Company's adoption of a new accounting standard on March 31, 2004 caused certain expenses to be reclassified to interest expense prospectively and contribute, on an annualized basis, approximately 19 basis points to the compression of the net interest margin when compared to reported net interest margin calculations prior to the second quarter of 2004. (See note below pertaining to FIN46R). The remainder of the net interest margin compression is a consequence of the prolonged low interest rate environment, coupled with what the Company believes to be the prudent management of its balance sheet in anticipation of rising interest rates.

      Non-interest income declined by $499,000, or (6.9)%, and by $1.2 million, or (5.4)%, during the three and nine months ended September 30, 2004, respectively, as compared to the same periods in the prior year. Net security gains increased by $337,000 and decreased by $869,000 for the three months and nine months ended September 30, 2004, respectively, as compared to the same periods in 2003.

      Net security gains of $2.0 million were recorded in the second quarter of 2003 on the sale of $20 million of investment securities as part of a strategy to improve the Company's overall interest rate risk position and increase the net interest margin. That strategy included prepaying $31.5 million of fixed high rate borrowings.

      Service charges on deposit accounts increased by $227,000, or 7.7%, and by $668,000, or 7.9%, for the three and nine months ended September 30, 2004, respectively, as compared to the same periods in 2003, reflecting strong organic growth in core deposits. Investment management services income increased $153,000, or 14.5%, and by $261,000, or 8.0%, for the three and nine months ended September 30, 2004, respectively, compared to the same periods last year. Mortgage banking income decreased by $1.0 million, or (58.8)%, and $1.5 million, or (38.7)%, for the three and nine months ended September 30, 2004 as compared to the three and nine months ended September 30, 2003, respectively, due to the decline in refinancing activity. The balance of the mortgage servicing asset is $3.4 million and loans serviced amounted to $409.2 million as of September 30, 2004. Other non-interest income decreased $145,000, or (16.7)%, and increased $254,000, or 10.9%, for the three and nine months ended September 30, 2004, respectively, as compared to the same period in 2003 primarily due to fluctuations in loan prepayment penalties.

      Non-interest expense increased by $877,000, or 4.8%, and $662,000, or 1.2%, for the three and nine months ended September 30, 2004, respectively, as compared to the same periods in the prior year. Salaries and employee benefits increased by $585,000, or 5.5%, and $912,000, or 2.9%, for the three and nine months ended September 30, 2004, respectively, as compared to the same periods in the prior year partially reflecting additions to staff to support continued growth as well as increased pension expense. Occupancy and equipment related expense increased by $52,000, or 2.6%, for the three months ended September 30, 2004, and decreased by $115,000, or (1.7)% for the nine months ended September 30, 2004, compared to the same periods in the prior year. The increase in expense quarter over quarter is due mainly to increased rental expense on leased property as a result of the Falmouth acquisition, offset by improved building maintenance costs on a year-to-date basis.

      A $1.9 million prepayment penalty was incurred during the quarter ended June 30, 2003 as part of the balance sheet repositioning strategy discussed above and was a significant factor in mitigating the non-interest expense increase from the nine months ended September 30, 2003 to the nine months ended September 30, 2004 detailed above.

      During the quarter and nine months ended September 30, 2004, the Company incurred approximately $463,000, or $0.02 per diluted share net of tax, and $684,000, or

$0.03 per diluted share net of tax, respectively, of expenses related to the Falmouth Bancorp acquisition, including expenses associated with branch closings, marketing, and systems-related charges.

      Other non-interest expenses decreased by $221,000, or (5.2)%, and increased by $1.1 million, or 8.7%, for the three and nine months ended September 30, 2004, respectively, as compared to the same periods in the prior year. The increase in other non-interest expenses for the year is primarily attributable to increased expenditures for the Company's key business initiatives. During 2004, the Company incurred business initiative expenses to implement a small business banking model, to expand residential lending, to develop a new set of consumer deposit products, to improve the commercial loan process, to fund retail sales training, and to fund a core information system selection process. The Company estimates that the total cost associated with its business initiatives was approximately $326,000 and $1.4 million for the three and nine months ended September 30, 2004, respectively, across all expense categories. In addition, advertising and business development increased incrementally by $242,000 and $756,000 for the three and nine months ended September 30, 2004, respectively, as compared to the same periods in the prior year, to support the aforementioned business initiatives and capitalize on market changes due to merger disruption.

      Total assets increased by $462.2 million, or 19.0%, from year-end 2003 to $2.9 billion at September 30, 2004. Investments increased by $137.7 million, or 20.5%, during the nine months ended September 30, 2004, representing a ratio of investments to total assets of approximately 28%. Total loans increased by $296.4 million, or 18.7%, during 2004. The increases were mainly in consumer loans, which increased $100.2 million, or 23.1%, in total. Of the increase, $43.4 million, or 43.3%, was in home equity lines and $44.9 million, or 44.8%, was in auto loans. There were also increases in residential real estate, commercial real estate and commercial construction, which increased $97.2 million, or 30.0%, $56.2 million, or 10.0%, and $36.7 million, or 48.7%, respectively. The Falmouth acquisition added approximately $158 million in total acquired assets to the balance sheet, including approximately $98 million in acquired loans.

      Total deposits of $2.1 billion at September 30, 2004 increased $347.7 million, or 19.5%, compared to December 31, 2003. Of the increase, approximately $136 million is attributable to deposits acquired from Falmouth and the majority of the remainder is due to the successful rollout of a set of consumer deposit products and increases in municipal deposits as a result of disruption in the local banking market. Borrowings increased by $131.0 million, or 31.5%, during the nine months ended September 30, 2004. Approximately $51.5 million of the increase in borrowings was due to the Company's adoption of Financial Accounting Standards Board ("FASB") Interpretation ("FIN") No. 46 Revised, entitled "Consolidation of Variable Interest Entities - an Interpretation of Accounting Research Bulletin No. 51" or "FIN 46R" on March 31, 2004. (See FIN 46R discussion below.) Adoption of the new accounting standard effectively reclassifies the Company's Trust Preferred Securities from the mezzanine section of its balance sheet to debt, where it is shown as Junior Subordinated Debentures. While the adoption of FIN 46R does not impact net income, it does reduce the net interest margin by approximately 0.19% on an annualized basis. Prior periods have not been restated.

      Stockholders' equity as of September 30, 2004 totaled $203.7 million, as compared to $171.8 million at December 31, 2003. The acquisition of Falmouth contributed approximately $16.9 million to equity through the issuance of common stock.

The Tier 1 leverage capital ratio at September 30, 2004 was 7.02%, maintaining the Company's well-capitalized position.

      Nonperforming assets totaled $4.0 million at September 30, 2004 (0.14% of total assets), as compared to $3.5 million (0.14% of total assets) reported at December 31, 2003. The provision for loan losses decreased to $761,000 in the third quarter of 2004, compared to $930,000 in the same period in 2003, reflecting the Company's continued strong asset quality and the prospects of an improving economy. The Company's allowance for loan losses, as a percentage of nonperforming loans, was 627.56% at September 30, 2004 and 659.16% at December 31, 2003.

      Overall period to period comparisons between the first three quarters of 2004 and the first three quarters of 2003 are skewed by the Company's previously disclosed initial charge for, and subsequent settlement of, a tax dispute with the Massachusetts Department of Revenue ("DOR") in 2003. The Company recognized a net $2.0 million charge to its provision for income taxes during the first six months of 2003, negatively impacting that year's earnings.

      During the second quarter of 2004, the Company announced that one of its subsidiaries (a Community Development Entity, or "CDE") had been awarded $30 million in tax credit allocation authority under the New Markets Tax Credit Program of the United States Department of Treasury. During the third quarter, the Bank invested $5 million in the CDE providing it with the capital necessary to begin assisting qualified businesses in low-income communities throughout its market area. Based upon the Bank's $5 million investment, it will be eligible to receive tax credits over a seven year period totaling 39% of its investment, or $1.95 million. The Company has begun recognizing the benefit of these tax credits by reducing the provision for income taxes by $187,500 in the current reporting period.

      Chris Oddleifson, Chief Executive Officer and President of Independent Bank Corp. and Rockland Trust Company, stated that: "I am pleased with the third quarter's financial results and our accomplishments to date. The integration of Falmouth Bancorp has been successfully completed, our strategic initiatives continue to build momentum and our award of New Markets Tax Credit will help us fulfill our commitment to the communities we serve."


      FIN 46R: FINANCIAL ACCOUNTING STANDARDS BOARD ("FASB") INTERPRETATION ("FIN") NO. 46 REVISED, "CONSOLIDATION OF VARIABLE INTEREST ENTITIES - AN INTERPRETATION OF ACCOUNTING RESEARCH BULLETIN NO. 51". FIN 46R addresses limited purpose trusts formed to issue trust preferred securities. FIN 46R required the Company to deconsolidate its two subsidiary trusts (Independent Capital Trust III and Independent Capital Trust IV) on March 31, 2004. The result of deconsolidating these subsidiary trusts is that trust preferred securities of the trusts, which were classified between liabilities and equity on the balance sheet (mezzanine section), no longer appear on the consolidated balance sheet of the Company. The related minority interest expense also is no longer included in the consolidated statement of income. Due to FIN 46R, the junior subordinated debentures of the parent company that were previously eliminated in consolidation are now included on the consolidated balance sheet within total borrowings. The interest expense on the junior subordinated debentures is included in the calculation of net interest margin of the consolidated company, negatively impacting the net interest margin by approximately 0.19% on an annualized basis. There is no impact on net income as the amount of interest previously recognized as minority interest is equal to the amount of interest expense that is recognized currently in the net interest margin offset by the dividend income on the subsidiary trusts common stock recognized in other non-interest income.

      Christopher Oddleifson, Chief Executive Officer and President, and Denis
K. Sheahan, Chief Financial Officer, of Independent Bank Corp., will host a conference call to discuss third quarter earnings at 10:00 a.m. Eastern Time on Friday, October 15, 2004. Internet access to the call is available on the Company's website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-877-407-8031 reference: INDB. A replay of the call will be available until 11:59 p.m. on October 20, 2004 by calling 1-877-660-6853 Account
Number: 1628, Conference ID: 119840.

      Independent Bank Corp.'s sole bank subsidiary, Rockland Trust Company, currently has $2.9 billion in assets, over 50 retail branches, seven Commercial Lending Centers, three Investment Management offices and three Residential Lending Centers located throughout southeastern Massachusetts and Cape Cod. For more information visit our website at www.RocklandTrust.com.

      This press release contains certain "forward-looking statements" with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands)

CONSOLIDATED BALANCE SHEETS

                                                            SEPTEMBER 30,     DECEMBER 31,       PERCENT
                                                                2004              2003           CHANGE
                                                             -----------       -----------      --------
ASSETS
Cash and Due From Banks ..................................   $    69,344       $    75,495         -8.15%
Investments
   Trading Assets ........................................         1,493             1,171         27.50%
   Investments Available for Sale ........................       674,265           527,507         27.82%
   Investments Held to Maturity ..........................       109,179           121,894        -10.43%
   Federal Home Loan Bank Stock ..........................        25,227            21,907         15.15%
                                                             -----------       -----------       -------
Total Investments ........................................       810,164           672,479         20.47%
                                                             -----------       -----------       -------
Loans
  Commercial and Industrial ..............................       171,250           171,230          0.01%
  Commercial Real Estate .................................       621,135           564,890          9.96%
  Commercial Construction ................................       112,116            75,380         48.73%
  Residential Real Estate ................................       421,274           324,052         30.00%
  Residential Construction ...............................        10,640             9,633         10.45%
  Residential Loans Held for Sale ........................         6,405             1,471        335.42%
  Consumer - Home Equity .................................       176,008           132,629         32.71%
  Consumer - Auto ........................................       285,363           240,504         18.65%
  Consumer - Other .......................................        73,309            61,346         19.50%
                                                             -----------       -----------       -------
Total Loans ..............................................     1,877,500         1,581,135         18.74%
  Less - Allowance for Loan Losses .......................       (25,253)          (23,163)         9.02%
                                                             -----------       -----------       -------
       Net Loans .........................................     1,852,247         1,557,972         18.89%
                                                             -----------       -----------       -------
Bank Premises and Equipment ..............................        37,671            32,477         15.99%
Goodwill and Core Deposit Intangible .....................        57,263            36,236         58.03%
Other Assets .............................................        72,243            62,096         16.34%
                                                             -----------       -----------       -------
       Total Assets ......................................   $ 2,898,932       $ 2,436,755         18.97%
                                                             ===========       ===========       =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
     Demand Deposits .....................................   $   517,849       $   448,452         15.47%
     Savings and Interest Checking Accounts ..............       626,477           535,870         16.91%
     Money Market and Super Interest Checking Accounts ...       497,757           347,530         43.23%
     Time Certificates of Deposit ........................       488,970           451,486          8.30%
                                                             -----------       -----------       -------
       Total Deposits ....................................     2,131,053         1,783,338         19.50%
                                                             -----------       -----------       -------
Fed Funds Purchased and Assets Sold
     Under Repurchase Agreements .........................        59,853            39,425         51.81%
Federal Home Loan Bank Borrowings ........................       430,856           371,136         16.09%
Treasury Tax and Loan Notes ..............................         4,065             4,808        -15.45%
Junior Subordinated Debentures ...........................        51,546                --        100.00%
                                                             -----------       -----------       -------
       Total Borrowings ..................................       546,320           415,369         31.53%
                                                             -----------       -----------       -------
       Total Deposits and Borrowings .....................     2,677,373         2,198,707         21.77%
Other Liabilities ........................................        17,891            18,344         -2.47%
Company-Obligated Mandatorily Redeemable Securities of
     Subsidiary Holding Solely Parent Company Debenture
     of the Corporation ..................................            --            47,857       -100.00%
       Stockholders' Equity ..............................       203,668           171,847         18.52%
                                                             -----------       -----------       -------
       Total Liabilities and Stockholders' Equity ........   $ 2,898,932       $ 2,436,755         18.97%
                                                             ===========       ===========       =======

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands)

CONSOLIDATED STATEMENTS OF INCOME

                                                                 THREE MONTHS ENDED                        NINE MONTHS ENDED
                                                                 ------------------                        -----------------
                                                              SEPTEMBER 30,         PERCENT            SEPTEMBER 30,         PERCENT
                                                           2004           2003       CHANGE        2004            2003       CHANGE
                                                           ----           ----       ------        ----            ----       ------
INTEREST INCOME
Interest and Dividends on Securities                   $     9,010    $     7,878     14.37%   $    25,408    $    24,805      2.43%
Interest on Loans                                           25,931         24,057      7.79%        72,750         72,202      0.76%
                                                       -----------    -----------   -------    -----------    -----------   -------
      Total Interest Income                                 34,941         31,935      9.41%        98,158         97,007      1.19%
                                                       -----------    -----------   -------    -----------    -----------   -------
INTEREST EXPENSE
Interest on Deposits                                         5,207          4,303     21.01%        14,092         13,462      4.68%
Interest on Borrowed Funds                                   4,704          3,517     33.75%        12,631         11,463     10.19%
                                                       -----------    -----------   -------    -----------    -----------   -------
     Total Interest Expense                                  9,911          7,820     26.74%        26,723         24,925      7.21%
                                                       -----------    -----------   -------    -----------    -----------   -------
Net Interest Income                                         25,030         24,115      3.79%        71,435         72,082     -0.90%
    Less - Provision for Loan Losses                           761            930    -18.17%         2,249          2,790    -19.39%
                                                       -----------    -----------   -------    -----------    -----------   -------
Net Interest Income after Provision for Loan Losses         24,269         23,185      4.68%        69,186         69,292     -0.15%
                                                       -----------    -----------   -------    -----------    -----------   -------
NON-INTEREST INCOME
Service Charges on Deposit Accounts                          3,179          2,952      7.69%         9,141          8,473      7.88%
Investment Management Services Income                        1,206          1,053     14.53%         3,535          3,274      7.97%
Mortgage Banking Income                                        708          1,718    -58.79%         2,300          3,752    -38.70%
BOLI Income                                                    419            480    -12.71%         1,389          1,410     -1.49%
Net Gain/(Loss) on Sale of Securities                          461            124    271.77%         1,458          2,327    -37.34%
Other Non-Interest Income                                      721            866    -16.74%         2,583          2,329     10.91%
                                                       -----------    -----------   -------    -----------    -----------   -------
       Total Non-Interest Income                             6,694          7,193     -6.94%        20,406         21,565     -5.37%
                                                       -----------    -----------   -------    -----------    -----------   -------
NON-INTEREST EXPENSE
Salaries and Employee Benefits                              11,214         10,629      5.50%        32,156         31,244      2.92%
Occupancy and Equipment Expenses                             2,094          2,042      2.55%         6,592          6,707     -1.71%
Data Processing and Facilities Management                    1,180          1,182     -0.17%         3,390          3,387      0.09%
Prepayment Penalty on Borrowings                                --             --      0.00%            --          1,941   -100.00%
Merger and Acquisition Expense                                 463             --    100.00%           684             --    100.00%
Other Non-Interest Expense                                   4,071          4,292     -5.15%        14,057         12,938      8.65%
                                                       -----------    -----------   -------    -----------    -----------   -------
       Total Non-Interest Expense                           19,022         18,145      4.83%        56,879         56,217      1.18%
                                                       -----------    -----------   -------    -----------    -----------   -------
Minority Interest                                               --          1,095   -100.00%         1,072          3,268    -67.20%
                                                       -----------    -----------   -------    -----------    -----------   -------
INCOME BEFORE INCOME TAXES                                  11,941         11,138      7.21%        31,641         31,372      0.86%
                                                       -----------    -----------   -------    -----------    -----------   -------
PROVISION FOR INCOME TAXES                                   3,679          3,620      1.63%        10,058         12,252    -17.91%
                                                       -----------    -----------   -------    -----------    -----------   -------
       NET INCOME                                      $     8,262    $     7,518      9.90%   $    21,583    $    19,120     12.88%
                                                       ===========    ===========   =======    ===========    ===========   =======
BASIC EARNINGS PER SHARE                               $      0.55    $      0.52      5.77%   $      1.45    $      1.32      9.85%
DILUTED EARNINGS PER SHARE                             $      0.54    $      0.51      5.88%   $      1.44    $      1.30     10.77%
BASIC AVERAGE SHARES                                    15,142,272     14,582,168      3.84%    14,856,722     14,537,294      2.20%
DILUTED AVERAGE SHARES                                  15,321,093     14,771,824      3.72%    15,039,756     14,701,807      2.30%

PERFORMANCE RATIOS:
   Net Interest Margin (FTE)                                  3.88%          4.37%   -11.21%          3.95%          4.45%   -11.24%
   Return on Average Assets                                   1.17%          1.24%    -5.65%          1.09%          1.08%     0.93%
   Return on Average Equity                                  16.92%         17.84%    -5.16%         15.73%         15.39%     2.21%

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited - Dollars in Thousands)

                                                                             THREE MONTHS ENDED SEPTEMBER 30,
                                                                             --------------------------------
                                                                           2004                                2003
                                                                           ----                                ----
                                                                                 INTEREST                        INTEREST
                                                          ENDING       AVERAGE    EARNED/  YIELD/   AVERAGE       EARNED/   YIELD/
                                                         BALANCE       BALANCE     PAID     RATE    BALANCE        PAID      RATE
                                                         -------       -------     ----     ----    -------        ----      ----
INTEREST-EARNING ASSETS:
Investments:
    Federal Funds Sold and Assets Sold
       Under Resale Agreement ........................  $       --   $    1,319  $      9   2.73%   $       68    $    --   0.00%
    Trading Assets ...................................       1,493        1,500        14   3.73%        1,157         14   4.84%
    Taxable Investment Securities ....................     745,760      745,241     8,323   4.47%      649,601      7,101   4.37%
    Non-taxable Investment Securities (1) ............      62,911       62,920     1,022   6.50%       68,843      1,174   6.82%
                                                        ----------   ----------  --------  -----    ----------    -------   ----
         Total Investments: ..........................     810,164      810,980     9,368   4.62%      719,669      8,289   4.61%
Loans  (1) ...........................................   1,877,500    1,814,143    26,014   5.74%    1,535,419     24,142   6.29%
                                                        ----------   ----------  --------  -----    ----------    -------   ----
TOTAL INTEREST-EARNING ASSETS ........................  $2,687,664   $2,625,123  $ 35,382   5.39%   $2,255,088    $32,431   5.75%
                                                        ----------   ----------  --------  -----    ----------    -------   ----
Cash and Due from Banks ..............................      69,344       68,832                         67,626
Other Assets .........................................     141,924      132,986                         98,284
                                                        ----------   ----------                     ----------
     TOTAL ASSETS ....................................  $2,898,932   $2,826,941                     $2,420,998
                                                        ==========   ==========                     ==========
INTEREST-BEARING LIABILITIES:
Deposits:
    Savings and Interest Checking Accounts ...........    $626,477   $  607,646  $    774   0.51%   $  515,197    $   557   0.43%
    Money Market and Super Interest Checking Accounts      497,757      505,307     1,680   1.33%      362,536      1,107   1.22%
    Time Deposits ....................................     488,970      505,032     2,753   2.18%      461,380      2,638   2.29%
                                                        ----------   ----------  --------  -----    ----------    -------   ----
         Total interest-bearing deposits: ............   1,613,204    1,617,985     5,207   1.29%    1,339,113      4,302   1.29%
Borrowings:
    Federal Funds Sold and Assets Purchased
       Under Resale Agreement ........................     $59,853   $   56,209  $    147   1.05%   $   53,167    $   117   0.88%
    Treasury Tax and Loan Notes ......................       4,065        2,032         2   0.39%        3,608          4   0.44%
    Federal Home Loan Bank borrowings ................     430,856      389,583     3,460   3.55%      340,507      3,397   3.99%
    Junior Subordinated Debentures ...................      51,546       51,546     1,095   8.50%            -          -       -
                                                        ----------   ----------  --------  -----    ----------    -------   ----
         Total borrowings: ...........................     546,320      499,370     4,704   3.77%      397,282      3,518   3.54%
                                                        ----------   ----------  --------  -----    ----------    -------   ----
TOTAL INTEREST-BEARING LIABILITIES ...................  $2,159,524   $2,117,355  $  9,911   1.87%   $1,736,395    $ 7,820   1.80%
                                                        ----------   ----------  --------  -----    ----------    -------   ----
Demand Deposits ......................................     517,849      501,318                        447,290

Company-Obligated Mandatorily Redeemable
   Securities of Subsidiary Holding Solely Parent
   Company Debentures of the Corporation .............          --           --                         47,825
Other Liabilities ....................................      17,891       12,931                         20,892
                                                        ----------   ----------                     ----------
     Total Liabilities ...............................  $2,695,264   $2,631,604                     $2,252,402
Stockholders' Equity .................................     203,668      195,337                        168,596
                                                        ----------   ----------                     ----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ......  $2,898,932   $2,826,941                     $2,420,998
                                                        ==========   ==========                     ==========

Net Interest Income ..................................                            $25,471                         $24,611
                                                                                 ========                         =======

Interest Rate Spread (2) .............................                                      3.52%                           3.95%
                                                                                           =====                            ====

Net Interest Margin  (2) .............................                                      3.88%                           4.37%
                                                                                           =====                            ====

SUPPLEMENTAL INFORMATION:
Total Deposits, including Demand Deposits ............  $2,131,053   $2,119,303     5,207           $1,786,403    $ 4,302
Cost of Total Deposits ...............................                                      0.98%                           0.96%
Total Funding Liabilities, including Demand Deposits .  $2,677,373   $2,618,673     9,911           $2,183,685    $ 7,820
Cost of Total Funding Liabilities ....................                                      1.51%                           1.43%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $441 for the three months ended September 30, 2004 and $496 for the three months ended September 30, 2003.

(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited - Dollars in Thousands)

                                                                                   NINE MONTHS ENDED SEPTEMBER 30,
                                                                                 ------------------------------------
                                                                                 2004                            2003
                                                                                 ----                            ----
                                                                                 INTEREST                        INTEREST
                                                          ENDING      AVERAGE     EARNED/  YIELD/    AVERAGE      EARNED/   YIELD/
                                                         BALANCE      BALANCE     PAID      RATE     BALANCE       PAID     RATE
                                                         -------      -------     ----      ----     -------       ----     ----
INTEREST-EARNING ASSETS:
Investments:
    Federal Funds Sold and Assets Sold
       Under Resale Agreement ........................  $       --   $      455  $      9   2.64%   $       46    $    --   0.00%
    Trading Assets ...................................       1,493        1,512        32   2.82%        1,105         32   3.86%
    Taxable Investment Securities ....................     745,760      700,739    23,260   4.43%      641,062     22,618   4.70%
    Non-taxable Investment Securities (1) ............      62,911       64,695     3,240   6.68%       63,924      3,301   6.89%
                                                        ----------   ----------  --------  -----    ----------    -------   ----
         Total Investments: ..........................     810,164      767,401    26,541   4.61%      706,137     25,951   4.90%
Loans  (1) ...........................................   1,877,500    1,691,790    72,994   5.75%    1,496,217     72,447   6.46%
                                                        ----------   ----------  --------  -----    ----------    -------   ----
TOTAL INTEREST-EARNING ASSETS ........................  $2,687,664   $2,459,191  $ 99,535   5.40%   $2,202,354    $98,398   5.96%
                                                        ----------   ----------  --------  -----    ----------    -------   ----
Cash and Due from Banks ..............................      69,344       67,125                         65,139
Other Assets .........................................     141,924      115,009                         99,743
                                                        ----------   ----------                     ----------
     TOTAL ASSETS ....................................  $2,898,932   $2,641,325                     $2,367,236
                                                        ==========   ==========                     ==========
INTEREST-BEARING LIABILITIES:
Deposits:
    Savings and Interest Checking Accounts ...........  $  626,477   $  557,087  $  2,109   0.50%   $  479,350    $ 1,540   0.43%
    Money Market and Super Interest Checking Accounts      497,757      434,974     4,110   1.26%      346,921      3,198   1.23%
    Time Deposits ....................................     488,970      482,146     7,873   2.18%      464,709      8,724   2.50%
                                                        ----------   ----------  --------  -----    ----------    -------   ----
         Total interest-bearing deposits: ............   1,613,204    1,474,207    14,092   1.27%    1,290,980     13,462   1.39%
Borrowings:
    Federal Funds Sold and Assets Purchased
       Under Resale Agreement ........................  $   59,853   $   58,529  $    447   1.02%   $   53,577    $   381   0.95%
    Treasury Tax and Loan Notes ......................       4,065        3,128        10   0.43%        2,713          9   0.44%
    Federal Home Loan Bank borrowings ................     430,856      390,833     9,971   3.40%      360,232     11,073   4.10%
    Junior Subordinated Debentures ...................      51,546       34,615     2,203   8.49%            -          -       -
                                                        ----------   ----------  --------  -----    ----------    -------   ----
         Total borrowings: ...........................     546,320      487,105    12,631   3.46%      416,522     11,463   3.67%
                                                        ----------   ----------  --------  -----    ----------    -------   ----
TOTAL INTEREST-BEARING LIABILITIES ...................  $2,159,524   $1,961,312  $ 26,723   1.82%   $1,707,502    $24,925   1.95%
                                                        ----------   ----------  --------  -----    ----------    -------   ----
Demand Deposits ......................................     517,849      465,944                        421,386

Company-Obligated Mandatorily Redeemable
   Securities of Subsidiary Holding Solely Parent
   Company Debentures of the Corporation .............           -       15,721                         47,804
Other Liabilities ....................................      17,891       15,415                         24,909
                                                        ----------   ----------                     ----------
     Total Liabilities ...............................  $2,695,264   $2,458,392                     $2,201,601
Stockholders' Equity .................................     203,668      182,933                        165,635
                                                        ----------   ----------                     ----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ......  $2,898,932   $2,641,325                     $2,367,236
                                                        ==========   ==========                     ==========
Net Interest Income ..................................                           $ 72,812                         $73,473
                                                                                 ========                         =======
Interest Rate Spread (2) .............................                                      3.58%                           4.01%
                                                                                           =====                            ====
Net Interest Margin (2) ..............................                                      3.95%                           4.45%
                                                                                           =====                            ====
SUPPLEMENTAL INFORMATION:
Total Deposits, including Demand Deposits ............  $2,131,053   $1,940,151    14,092           $1,712,366    $13,462
Cost of Total Deposits ...............................                                      0.97%                           1.05%
Total Funding Liabilities, including Demand Deposits .  $2,677,373   $2,427,256    26,723           $2,128,888    $24,925
Cost of Total Funding Liabilities ....................                                      1.47%                           1.56%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1,377 for the nine months ended September 30, 2004 and $1,391 for the nine months ended September 30, 2003.

(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

                                                                    AS OF
                                                                    -----
                                                         SEPTEMBER 30,  DECEMBER 31,
                                                             2004          2003
                                                             ----          ----
ASSET QUALITY
Nonperforming Loans ....................................       4,024         3,514
Nonperforming Assets ...................................       4,024         3,514
Net charge-offs (year to date) .........................       1,028         1,645
Net charge-offs to average loans (annualized) ..........        0.08%         0.11%
Loans 90 days past due & still accruing ................         379           156
Nonperforming Loans/Gross Loans ........................        0.21%         0.22%
Allowance for Loan Losses/Nonperforming Loans ..........      627.56%       659.16%
Loans/Total Deposits ...................................       88.10%        88.66%
Allowance for Loan Losses/Total Loans ..................        1.35%         1.46%

FINANCIAL RATIOS
Book Value per Share ...................................   $   13.32     $   11.75
Tangible Capital/Tangible Asset ........................        5.15%         5.65%
Tangible Book Value per Share ..........................   $    9.57     $    9.27
Tangible Book Value per Share (proforma to include
   the deductibility of goodwill) ......................   $   10.89     $   10.14

CAPITAL ADEQUACY
Tier one leverage capital ratio (1) ....................        7.02%         7.60%

(1)   Estimated number for September 30, 2004